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                                       EXHIBIT 23.3

                      Consent of Counsel

We hereby consent to the reference to us in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the Registration Statements on Form S-1 (Nos. 333-43033, 33-43041, and 333-43043) under the heading "Legal Matters." In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Richards, Layton & Finger PA
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Richards, Layton & Finger PA

Wilmington, Delaware
March 5, 1999